Exhibit 99.1

The Shaw Group Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Financial Statements

The following pro forma consolidated balance sheet information as of November 30, 2012 is based on the historical financial statements of The Shaw Group, Inc, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of NEH’s sale of its 20% equity interest in Westinghouse on January 4, 2013 as if settlement had occurred on November 30, 2012. The pro forma adjustments reverse Shaw’s 20% equity investment in Westinghouse due to the exercise of the put right, reflect the repayment of the Westinghouse Bonds, interest and associated interest rate swap and adjust Shaw’s income tax payable and deferred tax asset for the related tax impact.

The unaudited pro forma consolidated statements of operations for the year ended August 31, 2012 and the three months ended November 30, 2012 are based on the historical financial statements of the Company, including certain pro forma adjustments, and assume that the cash settlement of the Put Options occurred as of the beginning of the period presented. The pro forma adjustments reverse equity earnings related to Shaw’s 20% equity investment in Westinghouse, including foreign currency remeasurement gains (losses) and interest expense associated with the Westinghouse Bonds.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information.  The pro forma financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the disposition occurred as of the respective dates stated above.  The pro forma adjustments are described in the notes.

The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2012.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF NOVEMBER 30, 2012
(In thousands, except share amounts)

	Historical	Pro Forma Adjustments	Unaudited Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$941,431	$(66,365)	$875,066
Restricted and escrowed cash and cash equivalents	12,985	(1,212)	11,773
Short-term investments	255,591	—	255,591
Restricted short-term investments	19,882	—	19,882
Accounts receivable, including retainage, net	473,372	—	473,372
Inventories	277,618	—	277,618
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	446,154	—	446,154
Deferred income taxes	296,447	(217,387)	79,060
Investment in Westinghouse	996,211	(996,211)	—
Prepaid expenses and other current assets	69,379	1,885	71,264
Total current assets	3,789,070	(1,279,290)	2,509,780

Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	4,861	—	4,861
Property and equipment, net of accumulated depreciation of $390.3 million	504,803	—	504,803
Goodwill	404,659	—	404,659
Intangible assets	2,770	—	2,770
Deferred income taxes	5,153	—	5,153
Other assets	81,264	—	81,264
Total assets	$4,792,580	$(1,279,290)	$3,513,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$592,856	$—	$592,856
Accrued salaries, wages and benefits	115,038	—	115,038
Other accrued liabilities	173,021	(22,669)	150,352
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,125,461	—	1,125,461
Japanese Yen-denominated bonds secured by Investment in Westinghouse	1,570,976	(1,570,976)	—
Interest rate swap contract on Japanese Yen-denominated bonds	6,375	(6,375)	—
Short-term debt and current maturities of long-term debt	10,140	—	10,140
Total current liabilities	3,593,867	(1,600,020)	1,993,847
Long-term debt, less current maturities	5,189	—	5,189
Deferred income taxes	58,444	—	58,444
Other liabilities	52,565	—	52,565
Total liabilities	3,710,065	(1,600,020)	2,110,045

Shaw shareholders’ equity:
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, no par value, 200,000,000 shares authorized; 93,227,119 shares issued; and 66,635,878 shares outstanding	1,362,464	—	1,362,464
Retained earnings	597,140	260,934	858,074
Accumulated other comprehensive loss	(123,198)	59,796	(63,402)
Treasury stock, 26,591,241 shares	(791,868)	—	(791,868)
Total Shaw shareholders’ equity	1,044,538	320,730	1,365,268
Noncontrolling interests	37,977	—	37,977
Total equity	1,082,515	320,730	1,403,245
Total liabilities and equity	$4,792,580	$(1,279,290)	$3,513,290

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 2012
(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments	Unaudited Pro Forma Statement of Operations
Revenues	$6,008,435	$—	$6,008,435
Cost of revenues	5,580,471	—	5,580,471
Gross profit	427,964	—	427,964
Selling, general and administrative expenses	276,338	—	276,338
Gain on disposal of E&C assets	83,315	—	83,315
Impairment of note receivable	—	—	—
Operating income (loss)	234,941	—	234,941
Interest expense	(6,315)	—	(6,315)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(40,633)	40,633	—
Interest income	5,436	—	5,436
Foreign currency transaction gains (losses) on Japanese Yen-denominated bonds, net	40,837	(40,837)	—
Other foreign currency transaction gains (losses), net	255	—	255
Other income (expense), net	5,530	—	5,530
Income (loss) before income taxes and earnings (losses) from unconsolidated entities	240,051	(204)	239,847
Provision (benefit) for income taxes	44,971	(79)	44,892
Income (loss) before earnings (losses) from unconsolidated entities	195,080	(125)	194,955
Income from 20% Investment in Westinghouse, net of income taxes	12,334	(12,334)	—
Earnings (losses) from unconsolidated entities, net of income taxes	3,909	—	3,909
Net income (loss)	211,323	(12,459)	198,864
Less: Net income (loss) attributable to noncontrolling interests	12,407	—	12,407
Net income (loss) attributable to Shaw	$198,916	(12,459)	$186,457

Net income (loss) attributable to Shaw per common share:
Basic	$2.95	$(0.19)	$2.76
Diluted	$2.90	$(0.18)	$2.72

Weighted average shares outstanding:
Basic	67,462	67,462	67,462
Diluted	68,536	68,536	68,536

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2012
(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments	Unaudited Pro Forma Statement of Operations
Revenues	$1,369,204	$—	$1,369,204
Cost of revenues	1,254,338	—	1,254,338
Gross profit	114,866	—	114,866
Selling, general and administrative expenses	63,699	—	63,699
Operating income	51,167	—	51,167
Interest expense	(1,731)	—	(1,731)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(9,891)	9,891	—
Interest income	1,634	—	1,634
Foreign currency transaction gains (losses) on Japanese Yen-denominated bonds, net	67,828	(67,828)	—
Other foreign currency transaction gains (losses), net	(341)	—	(341)
Other income (expense), net	1,048	—	1,048
Income (loss) before income taxes and earnings (losses) from unconsolidated entities	109,714	(57,937)	51,777
Provision (benefit) for income taxes	41,795	(22,306)	19,489
Income (loss) before earnings (losses) from unconsolidated entities	67,919	(35,631)	32,288
Income from 20% Investment in Westinghouse, net of income taxes	4,245	(4,245)	—
Earnings (losses) from unconsolidated entities, net of income taxes	(1,252)	—	(1,252)
Net income (loss)	70,912	(39,876)	31,036
Less: Net income (loss) attributable to noncontrolling interests	1,143	—	1,143
Net income (loss) attributable to Shaw	$69,769	(39,876)	$29,893

Net income (loss) attributable to Shaw per common share:
Basic	$1.05	$(0.60)	$0.45
Diluted	$1.03	$(0.59)	$0.44

Weighted average shares outstanding:
Basic	66,504	66,504	66,504
Diluted	67,932	67,932	67,932

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma consolidated financial statements have been adjusted to reflect the removal of the historical impacts resulting from Shaw’s Investment in Westinghouse and the Westinghouse Bonds. Further, the pro forma balance sheet has been adjusted to: a) remove the Westinghouse investment for the cash settlement of the Put Options, which occurred on January 4, 2013, b) reflect the payment of the Westinghouse Bonds and associated interest, which payment is required to occur on March 15, 2013, from the proceeds generated from NEH’s sale of its 20% equity interest in Westinghouse and from Shaw’s required payment of the remaining 3.3% shortfall of the principal amount of the Westinghouse Bonds, which represents the difference between the Toshiba payment and the original JPY-equivalent purchase price, c) increase retained earnings for the difference between the carrying value of the Westinghouse investment and Westinghouse Bonds, and d) reduce accumulated other comprehensive loss to reflect the impact of the reversal of cumulative deferred losses recognized from an interest rate swap whose settlement coincides with the payment of the bonds.

In connection with NEH’s exercise of the put right, the Company may recognize a non-operating gain or loss once the Put Options are settled, resulting principally from foreign exchange movements. If the bonds would have been repaid at November 30, 2012 from an early exercise of the Put Options and related settlement of the interest rate swap, the gain would have been approximately $260.9 million after tax. The actual gain or loss will be determined at settlement and has been excluded in the pro forma consolidated statement of operations presented.

Pro forma adjustments are reflected as if the adjustments had occurred as of the beginning of the period presented in the pro forma statements of operations for the year ended August 31, 2012 and the three months ended November 30, 2012 and on November 30, 2012 in the pro forma balance sheet. The pro forma adjustments represent management’s estimates based on information available as of the date of this Form 8-K and are subject to revision as additional information becomes available.

2.	Pro Forma Adjustments

Pro Forma Adjustments to Consolidated Balance Sheet
a.
To reverse Shaw’s 20% equity investment in Westinghouse due to the exercise of Shaw’s put right, reflect the repayment of the Westinghouse Bonds, interest and associated interest rate swap, and adjust Shaw’s income tax payable (classified in other accrued liabilities) and deferred tax asset for the related tax impact.

Increase (decrease)	Put Option Exercise	Bond Redemption	Interest and Swap Repayment	Total
Cash and cash equivalents	$(1,969)	$(50,572)	$(13,824)	$(66,365)
Restricted and escrowed cash	1,519,192	(1,520,404)	—	(1,212)
Deferred income taxes	(28,804)	(186,116)	(2,467)	(217,387)
Investment in Westinghouse	(996,211)	—	—	(996,211)
Other current assets	2,028	—	(143)	1,885
Other accrued liabilities	173,507	(186,116)	(10,060)	(22,669)
Japanese Yen-denominated long-term bonds	—	(1,570,976)	—	(1,570,976)
Interest rate swap on Japanese Yen-denominated bonds	—	—	(6,375)	(6,375)
Accumulated other comprehensive income	55,917	—	3,879	59,796
Retained earnings	264,813	—	(3,879)	260,934

Pro Forma Adjustments to Consolidated Statements of Operations
b.	To reverse equity earnings related to Shaw’s 20% equity investment in Westinghouse, including foreign currency remeasurement gains (losses) and interest expense associated with the Westinghouse Bonds.

Impact from the reversal of:	Pro Forma Year Ended August 31, 2012	Pro Forma Three Months Ended November 30, 2012
Interest expense on Japanese Yen-denominated bonds	$40,633	$9,891
Foreign currency remeasurement gain (loss) on Japanese Yen-denominated bonds, net	$(40,837)	$(67,828)
Income from 20% Investment in Westinghouse, net of income taxes	$(12,334)	$(4,245)

c.	To record the tax effect on pro forma adjustments (excluding adjustments to equity earnings, which are presented net of tax) at an estimated statutory rate of 38.5%.